EXHIBIT 99.1

L BRANDS ANNOUNCES SLATE OF DIRECTORS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Commits to Implementing Governance Enhancements

Enters into Agreement with Barington Capital Group, L.P.

COLUMBUS, Ohio, April 18, 2019 – L Brands, Inc. (NYSE: LB) today announced its slate of director nominees for election to the board of directors at the company’s 2019 Annual Meeting of Stockholders, which includes three independent directors with considerable expertise in business, finance, governance and leadership, as well as L Brands’ founder, chairman and chief executive officer, Leslie H. Wexner. Joining incumbent directors Patricia S. Bellinger and Wexner on the company’s slate are Anne Sheehan and Sarah E. Nash. If the company’s slate of director nominees is elected at the 2019 Annual Meeting, more than 40 percent of the L Brands board will be women.

Additionally, the L Brands board has unanimously committed to submitting and recommending that stockholders vote in favor of proposals at the company’s 2020 Annual Meeting of Stockholders to declassify the board immediately, so that all directors will stand for election at the company’s 2021 Annual Meeting of Stockholders, and to eliminate the company’s supermajority voting requirements.

“We are pleased to nominate Anne and Sarah as new independent directors and believe the addition of fresh perspectives to our board will be beneficial to L Brands, its businesses and the actions underway to improve performance and support our growth,” said Allan R. Tessler, lead independent director and chair of the board’s Nominating and Governance Committee. “Anne and Sarah bring governance and financial expertise and public company board experience that will be invaluable to the board and management team. Further, we believe the governance enhancements we are committed to making will ensure our board best serves the interests of our stockholders.”

The company also announced today that it has entered into an agreement with Barington Capital Group, L.P. and Barington Companies Equity Partners, L.P. (collectively, “Barington”), pursuant to which Barington has agreed to vote all of its shares in favor of L Brands’ nominees at the 2019 Annual Meeting and agreed to customary provisions. Under the agreement, Barington Capital Group, L.P. will serve as special advisor to L Brands.

Tessler continued, “We appreciate Barington’s role in providing valuable input on director nominations and corporate governance, and we look forward to benefitting from its experience and role as special advisor as we work together to drive L Brands’ growth and future success.”

James A. Mitarotonda, chairman and chief executive officer of Barington said, “We are pleased to have reached this collaborative agreement with the L Brands board and management team. We are aligned in our belief that there are significant opportunities to continue to drive improved financial results, and look forward to working closely with the company and the board toward our shared goal of enhancing long-term stockholder value.”

Wexner said, “L Brands is committed to creating long-term value for all L Brands stockholders by delivering growth, strengthening our financial performance and building on our leading market positions. We will continue to take actions that we believe will enable us to achieve these important objectives.”

ABOUT ANNE SHEEHAN:

Anne Sheehan is the Chair of the Securities and Exchange Commission’s Investor Advisory Committee. From 2008 until 2018, Sheehan served as the Director of Corporate Governance at The California State Teachers’ Retirement System (CalSTRS), the largest educator-only pension fund in the world and the second largest pension fund in the United States. She previously served as the Chief Deputy Director for Policy at the California Department of Finance from 2004 to 2008 and as Executive Director at the California Building Industry Foundation from 2000 to 2004. Sheehan is a founder of the Investor Stewardship Group and serves on the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware.

ABOUT SARAH E. NASH:

Sarah Nash is the Chair of the Board and Chief Executive Officer of privately held Novagard Solutions, a manufacturer of silicone sealants, coatings, foam and thermal products, and has held this position since 2018. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), retiring as Vice Chairman, Global Investment Banking, in 2005. Nash currently serves on the board of Blackbaud, Inc., a software company providing technology solutions for the not-for-profit industry, and has done so since 2010, on the board of Knoll, Inc., a designer and manufacturer of lifestyle and workplace furnishings, textiles and fine leathers, and has done so since 2006 and on the board of privately held Irving Oil Company, and has done so since 2012. Nash previously served as a director of Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, from 2006 until 2014. Nash is a trustee of the New York-Presbyterian Hospital, a member of the National Board of the Smithsonian Institution and Chairman of the International Advisory Board of the Montreal Museum of Fine Arts.

ABOUT BARINGTON CAPITAL GROUP, L.P.:

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm founded in January 2000 by James A. Mitarotonda. Barington invests in undervalued publicly traded companies that it believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term stockholder value. Barington has significant experience investing in consumer-focused companies, with prior investments in companies such as The Children’s Place, Dillard’s, The Jones Group, Warnaco, Nautica, The Pep Boys, Steven Madden, Avon Products and Darden Restaurants.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,943 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this report or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by our company or our management:

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this report to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Investor Relations
Amie Preston
(614) 415-6704
apreston@lb.com

Media Relations

Tammy Roberts Myers

(614) 415-7072

communications@lb.com